Exhibit 5.2

CELINE & PARTNERS, PLLC

COUNSELLORS AT LAW

1185 6th Avenue, Suite 353

NEW YORK, NY 10036

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TELEPHONE: (212) 612 - 1400

TELECOPIER: (718) 463 - 2555

March 4, 2026

Black Hawk Acquisition Corporation

125 Blackhawk Plaza Circle, Suite 166

Danville, California 94506

Re:	Black Hawk Acquisition Corporation/Vesicor Therapeutics, Inc. Registration Statement on Form S-4 (File Number 333-292402)

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Black Hawk Acquisition Corporation, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the transactions contemplated by that certain Business Combination Agreement, dated as of April 26, 2025 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among the Company, Vesicor Therapeutics, Inc., a Delaware corporation (“Vesicor”), and BH Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).

Pursuant to the Business Combination Agreement, prior to the consummation of the merger contemplated thereby (the “Business Combination”), the Company will domesticate from the Cayman Islands to the State of Delaware pursuant to Section 388 of the Delaware General Corporation Law (the “DGCL”) (the “Domestication”), and upon effectiveness of the Domestication, the Company will become a Delaware corporation (“PubCo”). Immediately following the Domestication, Merger Sub will merge with and into Vesicor, with Vesicor surviving as a wholly owned subsidiary of PubCo.

The Registration Statement relates to the issuance of up to __________ shares of common stock, par value $0.0001 per share, of PubCo (the “PubCo Common Stock”), to be issued in connection with the Business Combination pursuant to the Business Combination Agreement.

This opinion is furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Business Combination Agreement; (iii) the form of Certificate of Incorporation of PubCo to be filed with the Secretary of State of the State of Delaware in connection with the Domestication; (iv) the form of Bylaws of PubCo to be effective upon the Domestication; and (v) such other records and documents as we have deemed necessary or appropriate for purposes of the opinion expressed herein.

In our examination, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the legal capacity of natural persons; and (v) the due authorization, execution and delivery of all documents by all parties thereto.

We have further assumed that: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded; (ii) the Domestication will have been duly authorized and effected in accordance with applicable Cayman Islands law and Section 388 of the DGCL; (iii) the Certificate of Incorporation of PubCo will have been duly filed with and accepted by the Secretary of State of the State of Delaware; (iv) the Business Combination will have been duly authorized and consummated in accordance with the Business Combination Agreement and applicable law; and (v) the shares of PubCo Common Stock will be issued in accordance with the terms of the Business Combination Agreement for consideration not less than the par value thereof.

Based upon and subject to the foregoing, we are of the opinion that the shares of PubCo Common Stock to be issued pursuant to the Business Combination Agreement, when issued in accordance with the terms thereof and the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware General Corporation Law (the “DGCL”) and the applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the DGCL, in each case as currently in effect. We express no opinion with respect to the laws of any other jurisdiction, including the laws of the Cayman Islands, or with respect to any federal or state securities laws, rules or regulations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Celine & Partners, PLLC